Exhibit 10.2

US SENSOR SYSTEMS INC.

CAPITAL STOCK OPTION PURCHASE AGREEMENT

CAPITAL STOCK OPTION PURCHASE AGREEMENT

This Capital Stock Option Purchase Agreement (the “Agreement”) is made as of February 23, 2010 by and among US Sensor Systems Inc., a Delaware corporation (the “Company”), Acorn Energy, Inc., a Delaware corporation (the “Purchaser”) and each of the holders of Capital Stock of the Company listed on Exhibit A hereto (collectively, the “Capital Stockholders”).

Preliminary Statement

The Company issued and sold to the Purchaser, and Purchaser did purchase, 50,917 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and such sale and purchase closed on November 30, 2009 (the “Initial Closing”). The Company and the Purchaser entered into that certain Common Stock Option Purchase Agreement dated of even date (the “Common Stock Option Purchase Agreement”) providing for the grant by the Company to the Purchaser of certain options to purchase shares of the Company’s common stock.

The Capital Stockholders desire to grant to the Purchaser certain options for the Purchaser to purchase all shares of Capital Stock of the Company held by the Capital Stockholders, and the Purchaser desires to acquire such options, all in accordance with the terms of this Agreement. The shares of Capital Stock subject to the options granted to the Purchaser pursuant to this Agreement including any shares of Preferred Stock converted into shares of Common Stock by certain of the Capital Stockholders as described on Exhibit A prior to exercise of the options described below shall be referred to in this Agreement as the “Shares.”

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Options to Purchase Capital Stock.

1.1.           Grant of Options to Purchase Capital Stock.  Subject to the terms and conditions of this Agreement, each of the Capital Stockholders hereby grants to the Purchaser, and the Purchaser hereby accepts, an option to purchase Shares as follows:

An option to purchase all of the Shares owned by each of the Capital Stockholders as described in Exhibit A with such option being exercisable no later than August 27, 2010 with payment to each Capital Stockholder of a purchase price equal to $4.09 multiplied by the number of Shares owned by such respective Capital Stockholder as set forth in Exhibit A.  With respect to the Preferred Stockholders, the option granted by such Preferred Stockholders under this Section 1.1 shall cover and include all shares of preferred stock of the Company held by such Capital Stockholders and all shares of common stock of the Company into which such shares of preferred stock are converted in accordance with Section 1.5 below, and the above per share purchase price shall be applicable to such shares of common stock, including all shares of common stock issued in lieu of payment of dividends.  The purchase price for such Shares will be payable by Purchaser in shares of its common stock as described below or if required by Nasdaq regulations a minimal amount of cash with the balance in shares of Purchaser’s common stock. Such option may be exercised, if at all, only simultaneously with or following exercise in full of all options granted under Section 1.1 of the Common Stock Option Purchase Agreement and, if not exercised in full on or before August 27, 2010, such option shall terminate and be of no further force or effect.

1.2.           Exercise of Options. The Options granted above may be exercised by the Purchaser providing written notice of such exercise to the Company which shall serve as notice agent for the Capital Stockholders (the “Exercise Notice”) prior to the expiration of the option period. Such exercise shall only be effective for purchase of all of the Shares owned by all of the Capital Stockholders.

1.3.           Closing; Delivery.

(a)           The Company as notice agent for the Capital Stockholders shall, upon receiving the Exercise Notice, promptly notify the Capital Stockholders of same, and the Capital Stockholders shall within ten (10) days thereafter deliver to the Purchaser the certificates representing each of their Shares duly endorsed to Purchaser or with stock powers attached and duly executed to Purchaser which Purchaser shall hold in trust until Purchaser’s delivery to each of the Capital Stockholders of his respective number of the Company’s shares of common stock as payment of the purchase price.

(b)           Shares of common stock of the Purchaser, par value $0.01 per share, to be delivered in payment upon exercise of the Options (“Purchaser Stock”) will be determined based on the volume weighted average price of the Purchaser’s common stock on the Nasdaq during the 20 trading day sessions ending on the day that is five days preceding the date of the Exercise Notice. Provided Purchaser has timely received the Capital Stockholders’ duly endorsed certificates and duly executed stock powers for all Shares, Purchaser shall deliver to each of the Capital Stockholders his respective number of shares of the Purchaser Stock within thirty (30) days after the date of the Exercise Notice.  All certificates representing Purchaser Stock to be delivered in accordance with this subparagraph shall contain thereon legends providing that the Purchaser Stock may only be sold or otherwise transferred in compliance with the Securities Act, and further providing that 25% of the number of shares of such Purchaser Stock may not be offered, sold, pledged or otherwise transferred on or before expiration of each of the following time periods: ninety (90) days following the date of issuance of such certificates, 180 days following the date of issuance of such certificates, 270 days following the date of issuance of such certificates and one year following the date of issuance of such certificates. Purchaser shall, upon expiration of the foregoing applicable time periods, facilitate removal of such legends as well as the legend described in Section 2.13 upon satisfaction of the requirements set forth in such legend.

1.4.           Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means with respect to any person or entity (a “Person”) any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any partner, officer, director, or member of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of the Company’s Common Stock, $0.001 par value per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

“Options” means all of the options to purchase shares of Capital Stock granted by the Capital Stockholders to the Purchaser under Section 1.

“Preferred Stock” means the shares of the Company’s Preferred Stock, $0.001 par value per share.

“Preferred Stockholders” means those persons who hold shares of the Company’s Preferred Stock and who are described on Exhibit A.

“Purchaser” means the Purchaser who is a party to this Agreement.

”Purchaser Stock” means the shares of Purchaser’s common stock, par value $0.01 per share, to be given by Purchaser as consideration under Section 1.3.

“Rights Agreement” means the Amended and Restated Investors Rights Agreement by and among the Company, the Purchaser and the Stockholders, dated as of the date hereof, in the form of Exhibit B attached to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Capital Stock of the Company subject to the options granted to Purchaser under this Agreement.

“Stock” shall mean all of the shares of the Company’s Common Stock and Capital Stock.

“Stockholders” means the holders of all shares of Common and Capital Stock of the Company as of the date hereof.

“Stockholders’ Agreement” means the agreement between the Company, the Purchaser and the Stockholders, dated as of the date hereof, in the form of Exhibit C attached to this Agreement.

“Transaction Agreements” means this Agreement, the Stockholders’ Agreement, the Rights Agreement, the Common Stock Option Purchase Agreement and any other agreements, instruments or documents entered into in connection with this Agreement.

1.5           Conversion of Preferred Stock.  The Preferred Stockholders hereby irrevocably elect to (i) convert all shares of Preferred Stock held by them to Common Stock in accordance with Section 4 of Article V of the Amended and Restated Certificate of Incorporation of the Company effective as of the day immediately preceding the date of the Exercise Notice and (ii) to receive payment of all accrued but unpaid dividends on the Preferred Stock held by the Preferred Stockholders in shares of Preferred Stock which shall be converted in accordance with the preceding clause (i).

2.           Representations and Warranties of the Capital Stockholders.  The Capital Stockholders, individually and not jointly and severally, hereby represent and warrant to the Purchaser that the following representations are true and complete as of the date hereof and will be true and correct as of the date of exercise of the Options, except as otherwise indicated.

2.1.           Title to Capital Stock.

(a)           Each of the Capital Stockholders is the sole record and beneficial owner of the Shares set forth opposite such Capital Stockholder’s name on Exhibit A hereto, free and clear of all liens and encumbrances. Except for the Rights Agreement to which the Preferred Stockholders are parties thereto, such Capital Stockholder is not a party to any voting trust, proxy or other agreement or understanding between or among any other stockholders or persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of the Company.

(b)           Each of the Capital Stockholders has not incurred and will not incur, directly or indirectly, as a result of any action taken or permitted to be taken by or on behalf of such Capital Stockholder, any liability or obligation to pay any fees or commissions to any broker, finder or agent in connection with the execution and performance of the transactions contemplated by this Agreement for which the Purchaser or the Company could become liable or obligated.

2.2.           Authorization.  All corporate and other action required to be taken by any of the Capital Stockholders in order to enter into this Agreement, and to deliver their certificates representing Capital Stock, has been taken, and no other proceedings on his, her or its part are necessary to authorize the execution, delivery or performance of this Agreement and the Transaction Agreements.  Each of the Capital Stockholders has the full power to sell, exchange, assign, transfer and deliver its shares of Capital Stock to the Purchaser, free and clear of any and all liens and encumbrances.  This Agreement and the other Transaction Agreements, when executed and delivered by each of the Capital Stockholders, shall constitute valid and legally binding obligations of each of the Capital Stockholders, enforceable against each of the Capital Stockholders in accordance with its respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Stockholders’ Agreement may be limited by applicable federal or state securities laws.

2.3.           Consents and Filings.  Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Capital Stockholders in connection with the consummation of the transactions contemplated by this Agreement.

2.4.           Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to each of the Capital Stockholder’s knowledge, currently threatened that questions the validity of this Agreement or the right of each of the Capital Stockholders to enter into this Agreement, or to consummate the transactions contemplated by this Agreement.

2.5.           Compliance with Other Instruments.  The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any instrument, judgment, order, writ, decree, contract or agreement to which any of the Capital Stockholders is a party or by which he, she or it is bound or (ii) an event which results in the creation of any lien, charge or encumbrance upon the Capital Stock or any property or assets of any of the Capital Stockholders or the suspension, revocation, forfeiture, or nonrenewal of any permit or license applicable to any of the Capital Stockholders.

2.6.           Consents.  All consents, approvals, releases, filings, terminations and waivers by third parties necessary to complete the transactions contemplated hereby have been obtained and delivered to the Purchaser and such consents, approvals, releases, filings, terminations and waivers have not expired or been withdrawn.

2.7.           Restricted Securities.  The Capital Stockholders acknowledge that the Purchaser Stock when issued will not be registered under the Securities Act and will be “restricted securities” as that term is defined in Regulation S and Rule 144 under the Securities Act and that the Purchaser Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Capital Stockholders acknowledge that the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of common stock purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about Purchaser, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of common stock being sold during any three-month period not exceeding specified limitations.

2.8.           Investment.  The Capital Stockholders are acquiring the Purchaser Stock for investment purposes for their own account and not, in whole or in part, for the account of any other person and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Purchaser Stock in full compliance with the applicable provisions of the Securities Act, the rules and regulations promulgated thereunder, and applicable state securities laws. The Capital Stockholders have not formed any entity for the purpose of acquiring the Purchaser Stock.

2.9.           Information.  The Capital Stockholders have had the opportunity to ask questions of, and receive answers from Purchaser or any person acting on its behalf concerning Purchaser and its business and to obtain any additional information, to the extent possessed by Purchaser (or to the extent it could have been acquired by Purchaser without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Capital Stockholders. In connection therewith, the Capital Stockholders acknowledge that the Capital Stockholders have had the opportunity to discuss Purchaser’s business, management and financial affairs with Purchaser’s management or any person acting on its behalf. The Capital Stockholders have received and reviewed all the information concerning Purchaser that they desire. Without limiting the generality of the foregoing, the Capital Stockholders have been furnished with or have had the opportunity to acquire, and to review: (i) copies of all of Purchaser’s publicly available documents, and (ii) all information that it desires with respect to Purchaser’s business, management, financial affairs and prospects. In determining whether to accept the Purchaser Stock in connection with the transactions hereunder, the Capital Stockholders have relied solely on the Capital Stockholders’ own knowledge and understanding of Purchaser and its business based upon any information furnished to the Capital Stockholders in writing. The Capital Stockholders understand that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section and the Capital Stockholders have not relied on any other representations or information.

2.10.           Advisors. The Capital Stockholders have carefully considered and have discussed with the Capital Stockholders’ professional legal, tax, accounting and financial advisors, to the extent that such Capital Stockholders have deemed necessary, the suitability of this investment and the transaction agreements contemplated by this Agreement and for the Capital Stockholders’ particular federal, local and foreign tax and financial situation and has determined that the acquisition of the Purchaser Stock and the transactions contemplated by this Agreement are suitable for the Capital Stockholders. The Capital Stockholders rely solely on such advisors and not on any statements or representations of Purchaser or any of its agents. The Capital Stockholders understand that the Capital Stockholders (and not Purchaser) shall be responsible for the Capital Stockholders’ own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

2.11.           Risk of Ownership of Purchaser Stock.  The Capital Stockholders acknowledge that ownership of Purchaser Stock is speculative and involves a high degree of risk and that the Capital Stockholders can bear the economic risk of ownership of the Purchaser Stock, including a total loss of their investment.

2.12.           No Governmental Recommendation.  The Capital Stockholders acknowledge that no federal, state or foreign agency has recommended or endorsed the Capital Stockholders’ acquisition of Purchaser Stock.

2.13.           Legends.  The Capital Stockholders acknowledge that all certificates representing Purchaser Stock and any and all securities issued in replacement thereof or in exchange therefor shall bear the legends described in Section 1.3(b) and the following legend or one substantially similar thereto, which such Capital Stockholders have read and understand:

“THE SECURITIES REPRESENTED HEREBY WERE ORIGINALLY ISSUED WITHOUT REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND MAY BE OFFERED, SOLD, PLEDGE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, PROVIDED IN SUCH LATTER CASE THAT THE HOLDER UPON REQUEST PRIOR TO SUCH SALE FURNISHES TO ACORN ENERGY, INC. AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO ACORN ENERGY, INC. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

UNTIL TWELVE MONTHS AFTER THE DATE OF THIS CERTIFICATE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN OTHER RESTRICTIONS ON TRANSFER.”

2.14.           Stop-Transfer. Because of the restrictions imposed on resale, the Capital Stockholders acknowledge that Purchaser shall have the right to note stop-transfer instructions in its stock transfer records, and that Purchaser intends to do so. Any sales, transfers, or any other dispositions of the Purchaser Stock by the Capital Stockholders, if any, will be in compliance with the Securities Act.

2.15.           Investment Experience. The Capital Stockholders acknowledge that the Capital Stockholders have such knowledge and experience in financial and business matters that the Capital Stockholders are capable of evaluating the merits and risks of an investment in the Purchaser Stock and of making an informed investment decision.

2.16.           No Advertisement or General Solicitation. The Capital Stockholders represent that the Capital Stockholders are not acquiring the Purchaser Stock as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting.

2.17.           Read and Understood this Agreement.  The Capital Stockholders have carefully read and understand this Agreement.

2.18.           Representations and Warranties.  No representations or warranties have been made to the Capital Stockholders or any officer, employee, agent, affiliate or subsidiary of the Purchaser other than the representations of Purchaser contained herein, and in acquiring the Purchaser Stock the Capital Stockholders are not relying upon any representations other than those contained in this Agreement.

2.19.           No Reliance upon Purchaser’s or Company’s Counsel. The Capital Stockholders are not being represented by counsel to Purchaser or the Company and have been advised to obtain independent legal advice regarding an investment in the Purchaser Stock.

3.           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Capital Stockholders that:

3.1.           Authorization.  The Purchaser has full power and authority to enter into the Transaction Agreements.  The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Stockholders’ Agreement may be limited by applicable federal or state securities laws.

3.2.           Compliance with Other Instruments.  The execution and delivery of this Agreement by the Purchaser, and the performance by the Purchaser of its obligations hereunder, will not conflict, or result in any violation of, or default under, any provision of any certificate of incorporation, bylaws or other governing instrument applicable to the Purchaser, or any agreement or other instrument to which the Purchaser is a party or by which the Purchaser or any of its properties are bound, or any permit, franchise, judgment, decree, order, rule or regulation applicable to the Purchaser or the Purchaser’s business or properties.

3.3.           Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Capital Stockholders, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Options and Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Options and Shares.

3.4.           Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Options and Shares with the Company’s management. Except as set forth in the Transaction Agreements, no representations or warranties, whether written or oral, have been made to the Purchaser by the Capital Stockholders.  The foregoing, however, does not limit or modify the representations and warranties of the Capital Stockholders in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.5.           Restricted Securities.  The Purchaser understands that the Options and Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Options and Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Options and Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Purchaser acknowledges that the Capital Stockholders have no obligation to register or qualify the Options and Shares for resale.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Options and Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.6.           No Public Market.  The Purchaser understands that no public market now exists for the Options and Shares, and that the Capital Stockholders have made no assurances that a public market will ever exist for the Options and Shares.

3.7.           Suitability of Investment.  The Purchaser has such knowledge and experience in financial, business and tax matters that the Purchaser is capable of evaluating the merits and risks relating to the Purchaser’s investment in the Options and Shares and making an investment decision with respect to the Company.  The Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel.  The Purchaser is not relying on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement other than as set forth in the Transaction Agreements.

3.8.           Legends.  The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

(a)           “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, UNLESS SUCH TRANSFER SHALL (I) CONSTITUTE A ROUTINE SALE UNDER RULE 144 OF THE ACT OR (II) BE OF SHARES THAT ARE ELIGIBLE FOR RESALE UNDER RULE 144(B)(1) OF THE ACT.”

(b)           Any legend set forth in, or required by, the other Transaction Agreements.

(c)           Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

3.9.           Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.10.                      Foreign Investors.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the  Options and Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Options and Shares. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Options and Shares, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.11.                      Residence.  The office or offices of the Purchaser in which its principal place of business is located at the address or addresses of the Purchaser set forth in Section 6.5.

4.           Covenants of the Capital Stockholders.

4.1.           Stockholders’ Agreement and Rights Agreement.  As of the date hereof, the Capital Stockholders shall have executed and delivered the Stockholders’ Agreement and the Rights Agreement.

4.2.           Notices to Purchaser.  Prior to the exercise by Purchaser of the Options or termination of all Options, as the case may be, the Capital Stockholders shall give prompt written notice to the Purchaser of: (a) any breach or default by the Capital Stockholders of the representations, warranties, covenants or agreements hereunder or under any document or instrument contemplated hereby; (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; or (c) any notice or other communication from any governmental authority in connection with the transactions contemplated by this Agreement.

4.3.           Exclusivity.  From the date hereof to the exercise by Purchaser of the Options or termination of all Options, as the case may be, the Capital Stockholders shall not, nor shall they authorize or permit any officer, director or employee of or any investment banker, broker, attorney, accountant, or other representative retained by the Capital Stockholders or the Company to, solicit, initiate or encourage (including by way of furnishing information) submission of any proposal or offer from any person which constitutes, or may reasonably be expected to lead to, a Financing Proposal.  As used herein, a “Financing Proposal” shall mean any proposal for a merger or other business combination involving the Company, or any proposal or offer to acquire in any manner an equity interest in or a material portion of the assets of the Company (other than sales in the ordinary course of business consistent with past practice), to extend indebtedness to the Company or to acquire any of the Options or the Shares.  If any of the Capital Stockholders receives a Financing Proposal during such period of time, such Capital Stockholder shall notify the Purchaser immediately and shall provide to the Purchaser a copy of any written documentation of such Financing Proposal.

5.           Survival Period; Indemnification.

5.1.           Survival of Representations, Warranties and Covenants.  Unless otherwise set forth in this Agreement, the representations and warranties of the Capital Stockholders and the Purchaser contained in or made pursuant to this Agreement  (x) shall survive the execution and delivery of this Agreement until one year after the date of issuance by the Company of the certificates referenced in Section 1.3(6) or the earlier expiration of all the Options, except that the representations and warranties in Sections 2.1, 2.2 and 2.3 shall survive the exercise of the Options indefinitely, and (y) shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Capital Stockholders and shall bind the parties’ successors and assigns (including, without limitation, any successor by way of acquisition, merger or otherwise), whether so expressed or not.  This Section 5 shall survive the exercise of all Options, and the covenants contained in this Agreement shall survive for the periods contemplated by their terms but in any event until one year after the date of issuance by the Company of the certificates referenced in Section 1.3(6).

5.2.           Indemnification.  The Capital Stockholders, individually and not jointly and severally, and the Purchaser shall, with respect to the representations, warranties and agreements made by them herein, indemnify, pay, defend and hold the Capital Stockholders or the Purchaser, as the case may be, and each of the Capital Stockholders or the Purchaser’s officers, directors, partners, employees and agents and their respective Affiliates, as the case may be, (the “Indemnitees”) harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding (collectively, “Losses”), whether or not such Indemnitees shall be designated a party thereto, which may be (a) imposed on such Indemnitee, or (b) incurred by such Indemnitee, as a result of (i) the violation or breach of any representation, warranty or covenant of the Capital Stockholders or the Purchaser, as the case may be, under this Agreement, the Rights Agreement or the Stockholders’ Agreement; or (ii) actions or omissions by any agent, representative or employee of the Capital Stockholders or the Purchaser, as the case may be.

5.3.           Limitations on Indemnification.  The Capital Stockholders or the Purchaser, as the case may be, shall not have liability under Section 5.2 until the aggregate amount of Losses of the Indemnitees exceeds $25,000, in which case the Indemnitees shall be entitled to Losses in an amount up to the aggregate of the purchase price paid by Purchaser under this Agreement.

6.           Miscellaneous.

6.1.           Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  The Capital Stockholders may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

6.3.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4.           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5.           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5. For purposes of notice under this Agreement, the Capital Stockholders hereby appoint the Company as its agent to receive and transmit notices and the Company hereby accepts such appointment.

If notice is given to Purchaser, it shall be sent to:

Acorn Energy, Inc.
4 W. Rockland Road
P.O. Box 9
Montchanin, Delaware 19710
Attn:  President & CEO

A copy shall also be sent to:

Acorn Energy, Inc.
11701 Mt. Holly Road
Charlotte, NC 28214
Attn:  General Counsel

If notice is given to the Capital Stockholders or the Company, it shall be sent to the address set forth below:

US Sensor Systems Inc.
19835 Nordhoff St., Suite B
Northridge, CA 91324
Attn:  President

A copy shall also be sent to:

Reed Smith LLP
1901 Avenue of the Stars, Suite 700
Los Angeles, CA 90067-6078
Attn: Deborah Gunny, Esq.

and

Aaronson & Aaronson
16133 Ventura Blvd., Suite 675
Encino, CA 91436
Attn:  Arthur Aaronson, Esq.

6.6.           No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee, commission or other compensation in connection with this transaction.  The Purchaser agrees to indemnify and to hold harmless the Capital Stockholders from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible.  The Capital Stockholders, jointly and severally, agree to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Capital Stockholders or any of their officers, employees or representatives is responsible.

6.7.           Amendments and Waivers.  Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company, the Capital Stockholders   and the Purchaser.  Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon the Company, the Purchaser, the Capital Stockholders and each transferee of the Options and Shares, each future holder of all such securities and the Company.  In the event a nonmaterial provision of this Agreement is required to be amended by the Purchaser after the date hereof, the Company and the Capital Stockholders will not unreasonably withhold their consent to such amendment.

6.8.           Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.9.           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.10.         Entire Agreement.  This Agreement (including the Exhibits hereto, if any), and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.11.         Publicity.  The Capital Stockholders may not disclose the existence of this Agreement or its terms other than to their respective lenders, accountants or legal counsel without the Purchaser’s prior written consent which Purchaser may withhold in its sole discretion.

6.12.         Right to Conduct Activities.  The Capital Stockholders acknowledge and agree that (i) the Purchaser and its respective partners, affiliates and affiliates of its partners engage in a wide variety of activities and have investments in many other companies, some of which may be competitive with the business of the Company; (ii) subject to any fiduciary obligations of the Purchaser’s designees to the Company’s Board of Directors, except as waived by the Company pursuant to this Section, it is critical that the Purchaser be permitted to continue to develop its current and future business and investment activities without any restriction arising from an investment by the Purchaser in the Company, the right of the Purchaser to designate directors of the Company or any other relationship, contractual or otherwise, between the Purchaser, on the one hand, and the Company or any of its affiliates, on the other hand; and (iii) from time to time, in connection with the foregoing activities of the Purchaser (collectively, the “Activities”), the Purchaser may have information that may be useful to the Company or its other stockholders (which information may or may not be known by the member or members of the Company’s Board of Directors designated by the Purchaser), and neither the Purchaser nor any director so designated shall have any duty to disclose any information known to such person or entity to the Company or any of its other stockholders. In addition, the Purchaser shall not be liable for any claim arising out of, or based upon, (i) the investment by the Purchaser in any entity competitive to the Company or any of the Capital Stockholders, (ii) actions taken by any officer, director, stockholder or other representative of the Purchaser to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise, and whether or not such action has a detrimental effect on the Company, unless such claim arises directly from the Purchaser’s misuse of confidential information in material breach of Section 3.4 of the Stockholders’ Agreement.

The parties have executed this Capital Stock Option Purchase Agreement as of the date first written above.

PURCHASER:

ACORN ENERGY, INC.

By:	/s/ John A. Moore
Name:	John A. Moore
Title:	President & CEO

CAPITAL STOCKHOLDERS:

/s/ Philip W. Colburn
Philip W. Colburn,
Trustee of the Philip W. Colburn Trust dtd 7/25/97

/s/ Michael Schwartz
Michael Schwartz,
Trustee of the Sarah Kalter Trust of 2004

/s/ Jeffery Paul
Jeffery Paul,
Trustee of The Paul Family Trust dtd 12/15/97

CKSW Partners

By:	/s/ Stephen Whang
Name:	Stephen Whang
Title:	General Partner

LWL Investment Group LLC

By:	/s/ Stephen Whang
Name:	Stephen Whang
Title:	Manager

/s/ Sukhbir Pannu
Sukhbir Pannu

/s/ Kevin Ryu
Kevin Ryu

/s/ Stephen Whang
Stephen Whang

With respect to Sections 1.2, 1.3(a) and 6.5 only:
COMPANY:
US SENSOR SYSTEMS INC.

By:	/s/ James Andersen
Name:	James Andersen
Title:	President and Chief Executive Officer